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                                                                   Exhibit 10(i)



               COMBINATION MORTGAGE, ASSIGNMENT OF RENTS, SECURITY
                        AGREEMENT AND FINANCING STATEMENT



                                      from


                      TELEX COMMUNICATIONS, INC., Mortgagor


                                       to


          THE CHASE MANHATTAN BANK, as Administrative Agent, Mortgagee


                             DATED AS OF MAY 6, 1997





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               COMBINATION MORTGAGE, ASSIGNMENT OF RENTS, SECURITY
                        AGREEMENT AND FINANCING STATEMENT


                  THIS COMBINATION MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT, dated as of May 6, 1997, is made by TELEX COMMUNICATIONS, INC., a Delaware corporation ("MORTGAGOR"), whose address is 9600 Aldrich Avenue South, Bloomington, Minnesota 55420, Attention: General Counsel, to THE CHASE MANHATTAN BANK, a New York banking corporation whose address is 270 Park Avenue, New York, New York 10017; Attention: Larry Palumbo, as Administrative Agent (in such capacity, "MORTGAGEE") for the several banks and other financial institutions (the "LENDERS") from time to time parties to the Credit Agreement dated as of the date hereof, (as the same may be amended, supplemented, waived or otherwise modified from time to time the "CREDIT AGREEMENT") among GST Acquisition Corp., a Delaware corporation, Morgan Stanley Senior Funding, Inc., as documentation agent for the lenders thereunder, the Lenders and Mortgagee. References to this "MORTGAGE" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

                                   Background

                  A. Mortgagor is the owner of the parcel(s) of real property described on Schedule A attached hereto (such real property, together with all of the buildings, improvements, structures and fixtures now or subsequently located thereon (the "IMPROVEMENTS"), being collectively referred to as the "REAL ESTATE").

                  B. Pursuant to the terms of the Credit Agreement, the Lenders have agreed, among other things, to make the Loans and the Issuing Lender has agreed to issue, and the L/C Participants have agreed to acquire, undivided participating interests in the Letter(s) of Credit for the account of the Borrower upon the terms and subject to the conditions set forth in the Credit Agreement, which conditions include the grant by Mortgagor to Mortgagee of a first lien upon and perfected security interest in, among other things, all estate, right, title and interest of Mortgagor in and to the Real Estate pursuant to the terms hereof.

                  C. It is a condition precedent to the agreement of each Lender to make the initial Extension of Credit under the Credit Agreement that Mortgagor executes and delivers this Mortgage.



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                                Granting Clauses

                  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees that to secure:

                  (a) the repayment of principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans (as they may be evidenced by the Notes from time to time) and all other obligations (including the Reimbursement Obligations) and liabilities of Mortgagor to Mortgagee, the Issuing Lender and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Loans, the Letters of Credit, the Security Documents, any Guarantee Obligation of Mortgagor as to which any Lender is a beneficiary, any Permitted Hedging Arrangement with any Lender or any banking affiliate of any Lender (whether entered into directly, or guaranteed by Mortgagor), the Guarantee and Collateral Agreement dated as of the date hereof between Mortgagor, Holdings and Mortgagee (the "GUARANTEE") or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent, the Issuing Lender or any Lender that are required to be paid by any Loan Party pursuant to the Credit Agreement) (the items set forth above being referred to collectively as the "INDEBTEDNESS"); and

                  (b) the performance of all covenants, agreements, obligations and liabilities of Mortgagor (the "OBLIGATIONS") under or pursuant to the provisions of the Credit Agreement, the Loans, this Mortgage, the Guarantee, any other document securing payment of the Indebtedness (the "SECURITY DOCUMENTS") and any amendments, supplements, extensions, renewals, restatements, replacements or modifications of any of the foregoing (the Credit Agreement, the Loans, the Letters of Credit, this Mortgage, the Guarantee and all other documents and instruments from time to time evidencing, securing or guaranteeing the payment of the Indebtedness or the performance of the Obligations, as any of the same may be amended, supplemented, extended, renewed, restated, replaced or modified from time to time, are collectively referred to as the "LOAN DOCUMENTS");






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MORTGAGOR HEREBY GRANTS TO MORTGAGEE A LIEN UPON AND A SECURITY INTEREST IN, AND
HEREBY MORTGAGES AND WARRANTS, GRANTS, ASSIGNS, TRANSFERS AND SETS OVER TO
MORTGAGEE:

                  (A)  the Real Estate;

                  (B) all the estate, right, title, claim or demand whatsoever of Mortgagor, in possession or expectancy, in and to the Real Estate or any part thereof;

                  (C) all right, title and interest of Mortgagor in, to and under all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

                  (D) all right, title and interest of Mortgagor in and to all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (D) being referred to as the "EQUIPMENT");

                  (E) all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the





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         Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials to be used by Mortgagor whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor;

                  (F) all right, title and interest of Mortgagor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the "LEASES"), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the "RENTS");

                  (G) all books and records relating to or used in connection with the operation of the Real Estate or the Equipment or any part thereof;

                  (H) all right, title and interest of Mortgagor, to the extent assignable, in and to (i) all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment, (ii) any such insurance policies, (iii) all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below, and (iv) all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein, subject to the provisions relating to condemnation awards generally set forth below;

                  (I) all right, title and interest of Mortgagor, to the extent assignable, in and to (i) all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to





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         exercise such options (collectively, the "CONTRACTS"), (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof (collectively, the "PERMITS") and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate (collectively, the "PLANS");

                  (J) any and all monies now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by Mortgagee as provided in this Mortgage;

                  (K) all accounts and revenues arising from the operation of the Improvements; and

                  (L)  all proceeds, both cash and noncash, of the foregoing;

                  (All of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (A) through (E) are collectively referred to as the "PREMISES", and those described in the foregoing clauses (A) through (L) are collectively referred to as the "MORTGAGED PROPERTY").

                  TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto Mortgagee, its successors and assigns for the uses and purposes set forth, until the Indebtedness is fully paid and the Obligations fully performed or as otherwise expressly provided in the Section of this Mortgage entitled "Release of Lien".

                              Terms and Conditions

                  Mortgagor further represents, warrants, covenants and agrees with Mortgagee as follows:

                  1. Warranty of Title. Mortgagor warrants that Mortgagor has good title to the Real Estate in fee simple and good title to the rest of the Mortgaged Property, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies being issued to Mortgagee to insure the lien of this Mortgage and Liens expressly permitted under the Credit Agreement (collectively, the "PERMITTED EXCEPTIONS") and Mortgagor shall warrant, defend and preserve such title and the lien of the Mortgage thereon against all claims of all persons and entities. Mortgagor further warrants that it has the right to mortgage the Mortgaged Property.





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                  2. Payment of Indebtedness. Mortgagor shall pay the
Indebtedness at the times and places and in the manner specified in the Credit Agreement and shall perform all the Obligations. Notwithstanding anything to the contrary contained herein, the maximum principal amount of the Indebtedness secured under any contingency by this instrument shall in no event exceed $7,053,000, together with interest thereon, plus indeterminate amounts which may be advanced by the Mortgagee in protection of the Mortgaged Premises or the Mortgage, including taxes, assessments, charges, claims, fines, impositions, insurance premiums and attorney's fees and other charges and fees as provided in this Mortgage or the Credit Agreement to protect or preserve the Mortgaged Property as are exempt from mortgage registry tax pursuant to Minnesota Statutes
Section 287.05, Subd. 4. The principal amount of the Indebtedness secured by this Mortgage shall not be reduced as a result of any payment or application of proceeds of any other collateral, if any, received by the Mortgagee, except to the extent that application of the amounts so received reduces the principal amount of the Indebtedness to less than $7,053,000, provided that no such reduction in the revolving credit portion of the Indebtedness shall reduce the principal amount of the Indebtedness secured by this Mortgage.

                  3. Requirements. (a) Mortgagor shall promptly comply with, or cause to be complied with, and conform to all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements, and irrespective of the nature of the work to be done, of each of the United States of America, any State and any municipality, local government or other political subdivision thereof and any agency, department, bureau, board, commission or other instrumentality of any of them, now existing or subsequently created (collectively, "GOVERNMENTAL AUTHORITY") which has jurisdiction over the Mortgaged Property and all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property, except to the extent that failure to comply therewith, in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of every Governmental Authority applicable to Mortgagor or to any of the Mortgaged Property and all covenants, restrictions, and conditions which now or later may be applicable to any of the Mortgaged Property are collectively referred to as the "LEGAL REQUIREMENTS".

                  (b) From and after the date of this Mortgage, except as expressly permitted under the Credit Agreement or herein, Mortgagor shall not by act or omission permit, other than Permitted Exceptions, any building or other improvement on any premises not subject to the lien of this Mortgage to rely on the Premises or any part thereof or any interest therein to fulfill any Legal Requirement, and Mortgagor hereby assigns to Mortgagee any and all rights




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to give consent for all or any portion of the Premises or any interest therein to be so used. Mortgagor shall not by act or omission impair the integrity of any of the Real Estate as a single zoning lot separate and apart from all other premises. Mortgagor represents that each parcel of the Real Estate constitutes a legally subdivided lot, in compliance with all subdivision laws and similar Legal Requirements, except to the extent that failure to comply therewith, in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Any act or omission by Mortgagor which would result in a violation of any of the provisions of this subsection shall be void.

                  4. Payment of Taxes and Other Impositions. (a) Except as expressly permitted under the Credit Agreement, Mortgagor, prior to delinquency, shall pay and discharge all taxes of every kind and nature (including, without limitation, all real and personal property, income, franchise, withholding, transfer, gains, profits and gross receipts taxes), all charges for any easement or agreement maintained for the benefit of any of the Mortgaged Property, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Mortgaged Property, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to as the "IMPOSITIONS"). Mortgagor shall within 30 days after the request of Mortgagee deliver to Mortgagee (i) original or copies of receipted bills and cancelled checks or other evidence of payment of such Imposition if it is a real estate tax or other public charge and (ii) evidence acceptable to Mortgagee in its reasonable discretion showing the payment of any other such Imposition. If by law any Imposition, at Mortgagor's option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

                  (b) Nothing herein shall affect any right or remedy of Mortgagee under this Mortgage or otherwise, without notice or demand to Mortgagor, to pay any Imposition after the date such Imposition shall have become delinquent, and to add to the Indebtedness the amount so paid, together with interest from the time of payment at the rate of interest described in paragraph 4.1(c) of the Credit Agreement (the "DEFAULT RATE"). Any sums paid by Mortgagee in discharge of any Impositions shall be (i) a charge on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Mortgage, and (ii) payable on demand by Mortgagor to Mortgagee together with interest at the Default Rate as set forth above.

                  (c) Mortgagor shall not claim, demand or be entitled to receive any credit or credits toward the satisfaction of this Mortgage or on any interest payable thereon for any taxes




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assessed against the Mortgaged Property or any part thereof, and shall not claim any deduction from the taxable value of the Mortgaged Property by reason of this Mortgage.

                  (d) Mortgagor shall have the right pursuant to subsection 7.3 of the Credit Agreement to contest in good faith to the amount or validity of any Imposition by appropriate proceedings diligently conducted with reserves in conformity with GAAP, provided that Mortgagor shall demonstrate to Mortgagee's reasonable satisfaction that such proceedings shall operate conclusively to prevent the sale of the Mortgaged Property, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings.

                  (e) Upon written notice to Mortgagor, Mortgagee during the continuance of an Event of Default (as defined below) shall be entitled to require Mortgagor to pay monthly in advance to Mortgagee the equivalent of 1/12th of the estimated annual Impositions. Mortgagee may commingle such funds with its own funds but Mortgagor shall be entitled to interest thereon at a rate mutually agreed upon by Mortgagor and Mortgagee.

                  5. Insurance. (a) Mortgagor shall maintain or cause to be maintained on all of the Premises:

                  (i) property insurance against loss or damage by fire, lightning, windstorm, tornado, water damage, flood, earthquake and by such other further risks and hazards as now are or subsequently may be covered by an "all risk" policy or a fire policy covering "special" causes of loss (provided, however, that the maintenance of insurance against earthquake, windstorm, flood and freeze risks shall be subject to availability of such insurance coverage on commercially reasonable terms). The policy shall include building ordinance law endorsements and the policy limits shall be automatically reinstated after each loss (other than with respect to flood and earthquake coverage which shall be reinstated on a commercially reasonable basis);

                  (ii) commercial general liability insurance under a policy including the "broad form CGL endorsement" (or which incorporates the language or similar language of such endorsement), covering all claims for personal injury, bodily injury or death, or property damage, subject to standard policy terms, conditions and exclusions, occurring on, in or about the Premises in an amount not less than $10,000,000 combined single limit with respect to personal injury, bodily injury or death, or property damage relating to any one occurrence plus such excess limits as Mortgagee shall reasonably request from time to time;

                  (iii) when and to the extent reasonably required by Mortgagee, insurance against loss or damage by any other risk commonly insured against by persons






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         occupying or using like properties in the locality or localities in which the Real Estate is situated;

                  (iv) during the course of any construction or repair of Improvements, commercial general liability insurance under a policy including the "broad form CGL endorsement" (or which incorporates the language or similar language of such endorsement), (including coverage for elevators and escalators, if any). The policy shall include coverage for independent contractors and completed operations. The completed operations coverage shall stay in effect for two years after construction of any Improvements has been completed. The policy shall provide coverage on an occurrence basis against claims for personal injury, including, without limitation, bodily injury, and death, and property damage resulting from Mortgagor's negligence or other behavior for which Mortgagor may be adjudged tortiously liable, subject to standard policy terms, conditions and exclusions, occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways, such insurance to afford immediate minimum protection to a limit of not less than that reasonably required by Mortgagee with respect to personal injury, bodily injury or death to any one or more persons or damage to property;

                  (v) during the course of any construction or repair of the Improvements, workers' compensation insurance (including employer's liability insurance) for all employees of Mortgagor engaged on or with respect to the Premises in such amounts no less than the limits established by law, or in the case of employer's liability insurance, no less than $500,000, provided that Mortgagor may self-insure any or all workers' compensation liabilities;

                  (vi) during the course of any construction, addition, alteration or repair of the Improvements, builder's risk completed value property insurance form against "all risks of physical loss" (subject to standard policy exclusions), including collapse, water damage, flood and earthquake and transit coverage, during construction or repairs of the Improvements, with deductible approved by Mortgagee in its reasonable discretion, in reporting form, covering the total replacement value of work performed and equipment, supplies and materials furnished (with an appropriate limit for soft costs in the case of construction); provided, however, that the maintenance of insurance against earthquake and flood risks shall be subject to availability of such insurance coverage on commercially reasonable terms;

                  (vii) boiler and machinery property insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, air conditioning and elevator equipment and escalator equipment, provided the Improvements contain equipment of





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         such nature, in such amounts as are reasonably satisfactory to
         Mortgagee but not less than the lesser of $1,000,000 or 10% of the value of the Improvements;

                  (viii) if any portion of the Premises are located in an area identified in the Federal Register as having special flood hazards by the Secretary of Housing and Urban Development or other applicable agency, flood insurance covering any parcel of the Mortgaged Property which contains improvements in an amount satisfactory to Mortgagee in its reasonable discretion, but in no event less than the maximum limit of coverage available with respect to the particular type of property under the National Flood Insurance Act of 1968, as amended and with a term ending not later than the maturity of the Indebtedness and Mortgagee shall receive confirmation that Mortgagor has received the notice required pursuant to Section 208.8(e)(3) of Regulation H of the Board of Governors of The Federal Reserve System; and

                  (ix) such other insurance in such amounts as Mortgagee may reasonably request from time to time.

Each insurance policy (other than flood insurance written under the National Flood Insurance Act of 1968, as amended, in which case to the extent available) shall (i) provide that it shall not be cancelled, non-renewed or, in the case of property and boiler and machinery insurance, materially amended without 30-days' prior written notice to Mortgagee, (ii) with respect to all property insurance, subject to availability on commercially reasonable terms, provide for deductibles not to exceed $250,000, other than with respect to (a) flood, freeze, windstorm and earthquake perils for which deductibles shall not exceed the greater of $500,000 or 5% of values at risk per location involved in loss and (b) boiler and machinery coverage for which deductibles shall not exceed the greater of $500,000 or five times 100% of the daily time element value, contain a "Replacement Cost Endorsement" without any deduction made for depreciation and with no co-insurance penalty (or attaching an agreed amount endorsement satisfactory to Mortgagee in its reasonable discretion), with loss payable solely to Mortgagee (modified, if necessary and to the extent available under such policy, to provide that proceeds in the amount of replacement cost may be retained by Mortgagee without the obligation to rebuild) as its interest may appear, without contribution, under a "standard" or "New York" mortgagee clause acceptable to Mortgagee in its reasonable discretion and be written by insurance companies having an A.M. Best Company, Inc. rating of A- or higher and a financial size category of not less than VII, or otherwise as approved by Mortgagee in its reasonable discretion and (iii) contain a "manuscript" endorsement providing that Mortgagor may not unilaterally cancel such policy without Mortgagee's prior written consent. Liability insurance policies shall name Mortgagee as an additional insured and contain a waiver of subrogation against Mortgagee; all such policies shall indemnify and hold Mortgagee harmless from all liability claims occurring on, in or about the Premises and the adjoining streets,




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sidewalks and passageways, subject to standard policy terms, conditions and exclusions. The amounts of each insurance policy and the form of each such policy shall at all times be satisfactory to Mortgagee in its reasonable discretion. Each policy shall expressly provide that any proceeds which are payable to Mortgagee shall be paid by check payable to the order of Mortgagee only and requiring the endorsement of Mortgagee only. If any required insurance shall expire, be withdrawn, become void by breach of any condition thereof by Mortgagor or by any lessee of any part of the Mortgaged Property or become void or unsafe by reason of the failure or impairment of the capital of any insurer, Mortgagor shall immediately obtain new or additional insurance satisfactory to Mortgagee in its reasonable discretion. Mortgagor shall not take out any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to Mortgagee in all respects in its reasonable discretion.

                  (b) Mortgagor shall deliver to Mortgagee an original of each insurance policy required to be maintained, or a certificate of such insurance acceptable to Mortgagee in its reasonable discretion, together with a copy of the declaration page for each such policy. Mortgagor shall (i) pay as they become due all premiums for such insurance, (ii) not later than seven days prior to the expiration of each policy to be furnished pursuant to the provisions of this Section, deliver a renewed policy or policies, or certificates of insurance acceptable to Mortgagee, in its reasonable discretion, or duplicate original or originals thereof. Upon the reasonable request of Mortgagee, Mortgagor shall cause its insurance underwriter or broker to certify to Mortgagee in writing that all the requirements of this Mortgage governing insurance have been satisfied.

                  (c) If Mortgagor is in default of its obligations to insure or deliver any such policy or policies, or certificates of insurance acceptable to Mortgagee, in its reasonable discretion, then Mortgagee, at its option and without notice, may effect such insurance from year to year, and pay the premium or premiums therefor, and Mortgagor shall pay to Mortgagee on demand such premium or premiums so paid by Mortgagee with interest from the time of payment at the Default Rate and the same shall be deemed to be secured by this Mortgage and shall be collectible in the same manner as the Indebtedness secured by this Mortgage.

                  (d) Mortgagor shall increase the amount of property insurance required to equal 100% replacement cost pursuant to the provisions of this Section at the time of each renewal of each policy (but not later than 12 months from the date of this Mortgage and each successive 12 month period to occur thereafter) by using the Morgan & Swift Building Cost Index to determine whether there shall have been an increase in the replacement value since the most recent adjustment and, if there shall have been such an increase, the amount of insurance required shall be adjusted accordingly.





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                  (e) Mortgagor promptly shall in all material respects comply with and conform to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Mortgagor or to any of the Mortgaged Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged Property. Mortgagor shall not use or permit the use of the Mortgaged Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Mortgage.

                  (f) (i) If the Mortgaged Property, or any part thereof, shall be destroyed or damaged by fire or any other casualty, whether insured or uninsured, or in the event any claim is made against Mortgagor for any personal injury, bodily injury or property damage incurred on or about the Premises, Mortgagor shall promptly give notice thereof to Mortgagee.

                  (ii) If the Mortgaged Property is damaged by fire or other casualty and the cost to repair such damage is less than $1,000,000, then provided that no Event of Default shall have occurred and be continuing, Mortgagor shall have the right to adjust such loss, and the insurance proceeds relating to such loss may be paid over to Mortgagor; provided that Mortgagor shall, promptly after any such damage, repair such damage to the extent required by subsection 7.5 of the Credit Agreement regardless of whether any insurance proceeds have been received or whether such proceeds, if received, are sufficient to pay for the costs of repair.

                  (iii) If the Mortgaged Property is damaged by fire or other casualty, and the cost to repair such damage exceeds the limit in
         Section 5(f)(ii) above, or if an Event of Default shall have occurred and be continuing, then Mortgagor authorizes and empowers Mortgagee, at Mortgagee's option and in Mortgagee's reasonable discretion, as attorney-in-fact for Mortgagor, to make proof of loss, to adjust and compromise any claim under any insurance policy, to appear in and prosecute any action arising from any policy, to collect and receive insurance proceeds and to deduct therefrom Mortgagee's reasonable expenses incurred in the collection process. Each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Mortgagee. Mortgagee shall have the right to require Mortgagor to repair or restore the Mortgaged Property to the extent required by subsection 7.5 of the Credit Agreement, and Mortgagor hereby designates Mortgagee as its attorney-in-fact for the purpose of making any election required or permitted under any insurance policy relating to such repair or restoration. The insurance proceeds or any part thereof received by Mortgagee may be applied by Mortgagee toward reimbursement of all reasonable costs and expenses of Mortgagee in collecting such proceeds, and the balance, at Mortgagee's option in its sole and absolute discretion, to the principal (to the installments in inverse order of maturity, if payable in installments) and interest due or to become due under the Notes, the Credit Agreement or the other Loan Documents, to fulfill any other Obligation of Mortgagor, to the restoration or repair of the property damaged, or released to Mortgagor. Application by Mortgagee of any insurance proceeds toward the last maturing installments of principal and interest due or to become due on the Loans shall not excuse Mortgagor from making any regularly scheduled payments due thereunder, nor shall such application extend or reduce the amount of such payments. In the event Mortgagee elects to release such proceeds to Mortgagor, Mortgagor shall be obligated to use such proceeds to restore or repair the Mortgaged Property to the extent required by subsection
         7.5 of the Credit Agreement.

                  (g) In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property in extinguishment of the Indebtedness, all right, title and interest of Mortgagor in and to any insurance policies then in force, to the extent assignable or transferable, shall pass to the purchaser or grantee and Mortgagor hereby appoints Mortgagee its attorney-in-fact, in Mortgagor's name, to assign and transfer all such policies and proceeds to such purchaser or grantee.

                  (h) Upon written notice to Mortgagor, Mortgagee, during the continuance of an Event of Default, shall be entitled to require Mortgagor to pay monthly in advance to Mortgagee the equivalent of 1/12th of the estimated annual premiums due on such insurance. Mortgagee may commingle such funds with its own funds but Mortgagor shall be entitled to interest thereon at a rate mutually agreed upon by Mortgagor and Mortgagee.

                  (i) Mortgagor may maintain insurance required under this Mortgage by means of one or more blanket insurance policies maintained by Mortgagor; provided, however, that (A) any such policy shall specify, or Mortgagor shall furnish to Mortgagee a written statement from the insurer so specifying, the maximum amount of the total insurance afforded by such blanket policy that is allocated to the Premises and the other Mortgaged Property and any sublimits and aggregates in such blanket policy applicable to the Premises and the other Mortgaged Property, (B) each such blanket policy shall include an endorsement providing that, in the event of a loss resulting from an insured peril, insurance proceeds shall be allocated to the Mortgaged Property in an amount equal to the coverages required to be maintained by Mortgagor as provided above (subject to applicable sublimits and aggregates) and (C) the protection afforded under any such blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Mortgaged Property (subject to applicable sublimits and aggregates).

                  6. Restrictions on Liens and Encumbrances. Except for the lien of this Mortgage and the Permitted Exceptions and except as otherwise permitted pursuant to the terms of the Credit Agreement, Mortgagor shall not further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse.

                  7. Due on Sale and Other Transfer Restrictions. Except as may be otherwise expressly permitted under the Credit Agreement, Mortgagor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property.

                  8. Maintenance; No Alteration; Inspection; Utilities. (a) Mortgagor shall maintain or cause to be maintained all the Improvements in good condition and repair and shall not commit or suffer any waste of the Improvements. To the extent required under subsection 7.5 of the Credit Agreement, Mortgagor shall repair, restore, replace or rebuild promptly any part of the Premises which may be damaged or destroyed by any casualty whatsoever to a condition substantially equivalent to its condition prior to the damage or destruction. Except as permitted by the Credit Agreement, the Improvements shall not be demolished or materially altered, nor any material additions built, without the prior written consent of Mortgagee, provided that Mortgagor may make alterations or additions without the consent of Mortgagee that do not materially reduce the value of the Mortgaged Property.

                  (b) Mortgagee and any persons authorized by Mortgagee shall, upon reasonable notice and at any reasonable time, have the right to enter and inspect the Premises and the right to inspect all work done, labor performed and materials furnished in and about the Improvements and the right to inspect and make copies, to the extent reasonable, of all books, contracts and records of Mortgagor relating to the Mortgaged Property.

                  (c) Except as permitted under subsection 7.3 of the Credit Agreement, Mortgagor shall pay or cause to be paid prior to delinquency, all utility charges which are incurred for gas, electricity, water or sewer services furnished to the Premises and all other assessments or charges of a similar nature, whether public or private, affecting the Premises or any portion thereof, whether or not such assessments or charges are liens thereon.

                  9. Condemnation/Eminent Domain. Promptly upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property, or any portion thereof, Mortgagor will notify Mortgagee of the pendency of such proceedings. Mortgagor authorizes Mortgagee, at Mortgagee's option and in Mortgagee's reasonable discretion, as attorney-in-fact for Mortgagor, to commence, appear in and prosecute, in Mortgagee's or Mortgagor's name, any action or proceeding relating to any condemnation of the Mortgaged Property, or any portion thereof, and to settle or compromise any claim in connection with such condemnation upon the occurrence and during the continuance of an

Event of Default. If Mortgagee elects not to participate in such condemnation proceeding, then Mortgagor shall, at its expense, diligently prosecute any such proceeding and shall consult with Mortgagee, its attorneys and experts and cooperate with them in any defense of any such proceedings. All awards and proceeds of condemnation shall be applied in the same manner as insurance proceeds, and to the extent such awards and proceeds exceed $1,000,000 and no Event of Default shall have occurred and be continuing, such awards and proceeds shall be assigned to Mortgagee to be applied in the same manner as insurance proceeds, as provided above in subsection 5(f)(iii) above, and Mortgagor agrees to execute any such assignments of all such awards as Mortgagee may request.

                  10. Restoration. If Mortgagee elects or is required hereunder to release funds to Mortgagor for restoration of any of the Mortgaged Property, then such restoration shall be performed in accordance with such conditions as Mortgagee shall impose in its reasonable discretion, and as are customarily imposed by construction lenders.

                  11. Leases. (a) Mortgagor shall not (i) execute an assignment or pledge of any Lease relating to all or any portion of the Mortgaged Property other than in favor of Mortgagee, or (ii) without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld or delayed, execute or permit to exist any Lease of any of the Mortgaged Property, except for Permitted Exceptions and except as may be otherwise expressly permitted under the Credit Agreement.

                  (b) As to any Lease consented to by Mortgagee under subsection 11(a) above, Mortgagor shall:

                  (i) promptly perform in all material respects all of the provisions of the Lease on the part of the lessor thereunder to be performed;

                  (ii) promptly enforce all of the material provisions of the Lease on the part of the lessee thereunder to be performed;

                  (iii) appear in and defend any action or proceeding arising under or in any manner connected with the Lease or the obligations of Mortgagor as lessor or of the lessee thereunder;

                  (iv) exercise, within 5 business days after a reasonable request by Mortgagee, any right to request from the lessee a certificate with respect to the status thereof;

                  (v) promptly deliver to Mortgagee copies of any notices of default which Mortgagor may at any time forward to or receive from the lessee;

                  (vi) promptly deliver to Mortgagee a fully executed counterpart of the Lease; and

                  (vii) promptly deliver to Mortgagee, upon Mortgagee's reasonable request, if permitted under such Lease, an assignment of the Mortgagor's interest under such Lease.

                  (c) Mortgagor shall deliver to Mortgagee, within 10 business days after a reasonable request by Mortgagee, a written statement, certified by Mortgagor as being true, correct and complete, containing the names of all lessees and other occupants of the Mortgaged Property, the terms of all Leases and the spaces occupied and rentals payable thereunder, and a list of all Leases which are then in default, including the nature and magnitude of the default; such statement shall be accompanied by such other information as Mortgagee may reasonably request.

                  (d) All Leases entered into by Mortgagor after the date hereof, if any, and all rights of any lessees thereunder shall be subject and subordinate in all respects to the lien and provisions of this Mortgage unless Mortgagee shall otherwise elect in writing.

                  (e) In the event of the enforcement by Mortgagee of any remedy under this Mortgage, the lessee under each Lease shall, if requested by Mortgagee or any other person succeeding to the interest of Mortgagee as a result of such enforcement, and if provided, at such lessee's request, with a nondisturbance agreement from Mortgagee or such person, attorn to Mortgagee or to such person and shall recognize Mortgagee or such successor in interest as lessor under the Lease without change in the provisions thereof; provided however, that Mortgagee or such successor in interest shall not be: (i) bound by any payment of an installment of rent or additional rent which may have been made more than 30 days before the due date of such installment; (ii) bound by any amendment or modification to the Lease made without the consent of Mortgagee or such successor in interest; (iii) liable for any previous act or omission of Mortgagor (or its predecessors in interest); (iv) responsible for any monies owing by Mortgagor to the credit of such lessee or subject to any credits, offsets, claims, counterclaims, demands or defenses which the lessee may have against Mortgagor (or its predecessors in interest); (v) bound by any covenant to undertake or complete any construction of the Premises or any portion thereof; or (vi) obligated to make any payment to such lessee other than any security deposit actually delivered to Mortgagee or such successor in interest. Each lessee or other occupant, upon request by Mortgagee or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment. In addition, Mortgagor agrees that each Lease entered into after the date of this Mortgage shall include language to the effect of subsections (d) and (e) of this Section and language to the effect that if any act or omission of Mortgagor would give any lessee under such Lease the right, immediately or after lapse of a period of time, to cancel or terminate such Lease, or to abate or offset against the payment of rent or to claim a partial or total eviction, such lessee shall not exercise such right until it has given written notice of such act or omission to Mortgagee and until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice without a remedy being effected; provided that the provisions of such subsections shall be self-operative and any failure of any Lease to include such language shall not impair the binding effect of such provisions on any lessee under such Lease.

                  12. Further Assurances/Estoppel Certificates. To further assure Mortgagee's rights under this Mortgage, Mortgagor agrees upon demand of Mortgagee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of each Lease in recordable form) as may be reasonably required by Mortgagee to confirm the rights or benefits conferred on Mortgagee by this Mortgage.

                  13. Mortgagee's Right to Perform. If Mortgagor fails to perform any of the covenants or agreements of Mortgagor, Mortgagee, without waiving or releasing Mortgagor from any obligation or default under this Mortgage, may, at any time (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Mortgagor to Mortgagee and the same shall be secured by this Mortgage and shall be an encumbrance on the Mortgaged Property prior to any right, title to, interest in or claim upon the Mortgaged Property attaching subsequent to the date of this Mortgage. No payment or advance of money by Mortgagee under this Section shall be deemed or construed to cure Mortgagor's default or waive any right or remedy of Mortgagee.

                  14. Events of Default. The occurrence of an Event of Default under the Credit Agreement shall constitute an Event of Default hereunder.

                  15. Remedies. (a) Upon the occurrence of any Event of Default, in addition to any other rights and remedies Mortgagee may have pursuant to the Loan Documents, or as provided by law, and without limitation, the Indebtedness and all other amounts payable with respect to the Loans, the Letters of Credit, the Credit Agreement, this Mortgage and the other Security Documents shall become due and payable as provided in the Credit Agreement. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. In addition, upon the occurrence of any Event of Default, Mortgagee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

                  (i) Mortgagee may, to the extent permitted by applicable law,
(A) institute and maintain an action of mortgage foreclosure against all or any part of the Mortgaged Property (as described below), (B) institute and maintain an action on the Notes, the Senior Secured Credit Agreement or the other Security Documents, (C) sell all or part of the Mortgaged Property (Mortgagor expressly granting to Mortgagee the power of sale, as more fully described below), or (D) take such other action at law or in equity for the enforcement of this Mortgage or any of the Loan Documents as the law may allow. Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys' fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment.

                  (ii) Mortgagee may immediately commence foreclosure proceedings against the Mortgaged Property pursuant to applicable law. The commencement by Mortgagee of foreclosure proceedings by advertisement or in equity shall be deemed an exercise by Mortgagee of its option set forth above to accelerate the due date of all sums secured hereby. Mortgagor hereby grants power to Mortgagee, in the event of the occurrence of an Event of Default hereunder, to grant, bargain, sell, release and convey the Mortgaged Property at public auction or vendue, and upon such sale to execute and deliver to the purchaser(s) instruments of conveyance pursuant to the terms hereof and to the applicable laws.

                  (iii) Mortgagee may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Indebtedness and Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof. Following such entry and taking of possession, Mortgagee shall be entitled, without limitation, (x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.

                  Mortgagor acknowledges that it has been advised that Mortgagee recognizes the value of the security covered hereby is inextricably intertwined with the effectiveness of the management, maintenance and general operation of the Mortgaged Property, and that Mortgagee would not extend the Indebtedness secured hereby unless it could be assured that it would have the right to take possession of the Mortgaged Property in order to manage or to control management thereof, and to enjoy the income, rents and profits therefrom, immediately upon default by Mortgagor hereunder, notwithstanding that foreclosure proceedings may not have been instituted, or are pending, or the redemption period may not have expired. Accordingly, Mortgagor hereby knowingly, intelligently and voluntarily waives all right to possession of the Mortgaged Property from and after the occurrence of an Event of Default hereunder, upon demand for possession by Mortgagee, and Mortgagor agrees not to assert any objection or defense to Mortgagee's request or petition to a court for possession. The rights hereby conferred upon Mortgagee have been agreed upon prior to any default by Mortgagor hereunder and the exercise by Mortgagee of any such rights shall not be deemed to put Mortgagee in the status of a "mortgagee in possession". Mortgagor acknowledges that this provision is material to this transaction and that Mortgagee would not extend the Indebtedness secured hereby but for this paragraph.

                  (b) The holder of this Mortgage, in any action to foreclose it, shall be entitled to the appointment of a receiver. In case of a foreclosure sale, the Real Estate may be sold, at Mortgagee's election, in one parcel or in more than one parcel and if in more than one parcel the same may be divided as Mortgagee may elect and Mortgagee is specifically empowered, (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held. At the election of Mortgagee, the Mortgaged Property may be offered first in parcels and then as a whole, the offer producing the highest price for the entire property offered to prevail. Mortgagor hereby waives any right to require any such sale to be made in parcels or any right to select such parcels.

                  (c) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage, and notwithstanding to the contrary any exculpatory or non-recourse language which may be contained herein, Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.

                  (d) In the event of a default because of the existence of any lien upon the Mortgaged Property, Mortgagee shall have the right (without being obligated to do so or to continue to do so), without notice to Mortgagor, to advance on and for the account of Mortgagor such sums as Mortgagee in its sole discretion deems necessary to cure such default or to induce the holder of any such lien to forbear from exercising its rights thereunder.

Notwithstanding anything herein to the contrary, the repayment of all such advances, with interest thereon at the Default Rate from the date of each such advance, shall be immediately due and payable without demand.

                  16. Right of Mortgagee to Credit Sale. Upon the occurrence of any sale made under this Mortgage, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefor, Mortgagee may make settlement for the purchase price by crediting upon the Indebtedness or other sums secured by this Mortgage the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage. In such event, this Mortgage, the Notes and other instruments evidencing the Indebtedness and any and all documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Indebtedness as having been paid.

                  17. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Mortgagee as a matter of right and without notice to Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Indebtedness and Obligations or the interest of Mortgagor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, without requiring the posting of a surety bond and without reference to the adequacy or inadequacy of the value of the Mortgaged Property or the solvency or insolvency of Mortgagor or any other party obligated for payment of all or any part of the Indebtedness, and whether or not waste has occurred with respect to the Mortgaged Property. Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

                  18. Extension, Release, etc. (a) Without affecting the lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Indebtedness, Mortgagee may, from time to time and without notice, agree to (i) release any person liable for the Indebtedness, (ii) extend the maturity or alter any of the terms of the Indebtedness or any guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at

Mortgagee's option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto. If at any time this Mortgage shall secure less than all of the principal amount of the Indebtedness, it is expressly agreed that any repayments of the principal amount of the Indebtedness shall not reduce the amount of the encumbrance of this Mortgage until the encumbrance amount shall equal the principal amount of the Indebtedness outstanding.

                  (b) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the encumbrance of this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

                  (c) If Mortgagee shall have the right to foreclose this Mortgage, Mortgagor authorizes Mortgagee at its option to foreclose the lien of this Mortgage subject to the rights of any tenants of the Mortgaged Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Indebtedness or to foreclose the lien of this Mortgage.

                  (d) Unless expressly provided otherwise, in the event that ownership of this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.

                  19. Security Agreement under Uniform Commercial Code. (a) It is the intention of the parties hereto that this Mortgage shall constitute a Security Agreement within the meaning of the Uniform Commercial Code (the "CODE") of the State in which the Mortgaged Property is located. If an Event of Default shall occur under this Mortgage, then in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property; or in accordance with Mortgagee's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Mortgagee shall elect to proceed under the Code, then five days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, reasonable attorneys' fees and legal expenses. At Mortgagee's request, during the continuance of an Event of Default, Mortgagor shall assemble the personal property and make it available to Mortgagee at a place designated by Mortgagee which is reasonably convenient to both parties.

                  (b) Mortgagor and Mortgagee agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word "Equipment" are or are to become fixtures on the Real Estate; (ii) this Mortgage upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9-313 and 9-402 of the Code; (iii) Mortgagor is the record owner of the Real Estate; (iv) the mailing addresses of Mortgagor and Mortgagee are as set forth on the first page of this Mortgage; and (v) Mortgagor's federal tax identification number is 13-3521030. In addition, for purposes of Article 9 of the Uniform Commercial Code, (i) Mortgagor is the "debtor", (ii) Mortgagee is the "secured party" and (iii) information concerning the security interest created hereby may be obtained from Mortgagee at its address on the first page of this Mortgage.

                  (c) Mortgagor, upon request by Mortgagee from time to time, shall execute, acknowledge and deliver to Mortgagee one or more separate security agreements, in form satisfactory to Mortgagee in its reasonable discretion, covering all or any part of the Mortgaged Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as Mortgagee may request in order to perfect, preserve, maintain, continue or extend the security interest under and the priority of this Mortgage and such security instrument. Mortgagor further agrees to pay to Mortgagee on demand all reasonable costs and expenses incurred by Mortgagee in connection with the preparation, execution, recording, filing and re-filing of any such document and all reasonable costs and expenses of any record searches for financing statements Mortgagee shall reasonably require. If Mortgagor shall fail to furnish any financing or continuation statement within 10 days after request by Mortgagee, then pursuant to the provisions of the Code, Mortgagor hereby authorizes Mortgagee, without the signature of Mortgagor, to execute and file any such financing and continuation statements. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of Mortgagee to proceed against any personal property encumbered by this Mortgage as real property, as set forth above.

                  20. Assignment of Rents. (a) Mortgagor hereby absolutely and unconditionally assigns, transfers, conveys and sets over to Mortgagee, the Rents as further security for the payment of the Indebtedness and performance of the Obligations, and Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof and to apply the Rents on account of the Indebtedness. The foregoing assignment and grant is present and absolute and shall continue in effect until the Indebtedness is paid in full, but Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents, letting the Mortgaged Property or any part thereof or applying the Rents and Mortgagor shall be entitled to collect, receive, use and retain the Rents until the occurrence of an Event of Default under this Mortgage; such right of Mortgagor to collect, receive, use and retain the Rents may be revoked by Mortgagee upon the occurrence of any Event of Default under this Mortgage by giving not less than five days' written notice of such revocation to Mortgagor; in the event such notice is given, Mortgagor shall pay over to Mortgagee, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Mortgagee, or to any such receiver, the fair and reasonable rental value as determined by Mortgagee for the use and occupancy of the Mortgaged Property or of such part thereof as may be in the possession of Mortgagor or any affiliate of Mortgagor, and upon default in any such payment Mortgagor and any such affiliate will vacate and surrender the possession of the Mortgaged Property to Mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

                  (b) Notwithstanding anything to the contrary in this Mortgage, all Rents and revenue collected by Mortgagee or any receiver subsequent to the occurrence of an Event of Default shall be applied as follows:

                  (i) to the payment of all reasonable fees of any receiver approved by court;

                  (ii) to the payment of all tenant security deposits then owing to any lessee under any lease pursuant to the provisions of Minn. Statute
Section 504.20;

                  (iii) to the payment of all prior real estate taxes and special assessments with respect to the Mortgaged Property, or if this Mortgage requires periodic escrow payments for such taxes and assessments, to the escrow payment then due;

                  (iv) to the payment of all premiums then due for the insurance required by the provisions of this Mortgage, or if this Mortgage requires escrow payments for such premiums, to the escrow payments then due;

                  (v) to the payment of costs incurred in normal maintenance and operation of the Mortgaged Property;

                  (vi) if received prior to any foreclosure sale of the Mortgaged Property, to Mortgagee for the payment of the Obligations secured by this Mortgage, but no such payment made after the acceleration of all or any of the Obligations shall affect such acceleration;

                  (vii) if received during or with respect to the period of redemption after a foreclosure sale of the Mortgaged Property;

                           (A) if the purchaser at the foreclosure sale is not Mortgagee, first to Mortgagee to the extent of any deficiency of the sale proceeds to repay the Obligations secured by this Mortgage, second to the purchaser as a credit to the redemption price, but if the Mortgaged Property is not redeemed, then to the purchaser of the Mortgaged Property; and

                           (B) if the purchaser at the foreclosure sale is Mortgagee, to Mortgagee to the extent of any deficiency of the sale proceeds to repay the indebtedness secured by this Mortgage and the balance to be retained by Mortgagee as a credit to the redemption price, but if the Mortgaged Property is not redeemed, then to Mortgagee, whether or not such deficiency exists.

This rights and powers of Mortgagee under this Mortgage and the application of Rents and revenue shall continue until the expiration of the redemption period from any foreclosure sale, whether or not any deficiency remains after a foreclosure.

                  21. Trust Funds. All lease security deposits of the Real Estate shall be treated as trust funds not to be commingled with any other funds of Mortgagor. Within 10 days after request by Mortgagee, Mortgagor shall furnish Mortgagee satisfactory evidence of compliance with this subsection, together with a statement of all lease security deposits by lessees and copies of all Leases not previously delivered to Mortgagee under which such security deposits are held, which statement shall be certified by Mortgagor.

                  22. Additional Rights. The holder of any subordinate lien or subordinate mortgage on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage nor shall any holder of any subordinate lien or subordinate mortgage join any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Mortgage all subordinate lienholders under subordinate mortgages are subject to and notified of this provision, and any action taken by any such lienholder or mortgagee contrary to this provision shall be null and void. Upon the occurrence of any Event of Default, Mortgagee may, in its sole discretion and without regard to the adequacy of its security under this Mortgage, apply all or any part of any amounts on deposit with Mortgagee under this Mortgage against all or any part of the Indebtedness. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Mortgagee on account of such Default or Event of Default.

                  23. Changes in Method of Taxation. In the event of the passage after the date hereof of any law of any Governmental Authority deducting from the value of the Premises for the purposes of taxation any lien or mortgage thereon, or changing in any way the laws for the taxation of mortgages or deeds of trust or debts secured thereby for federal, state or local purposes, or the manner of collection of any such taxes, and imposing a tax, either directly or indirectly, on mortgages or deeds of trust or debts secured thereby, the holder of this Mortgage shall have the right to declare the Indebtedness due on a date to be specified by not less than 30 days' written notice to be given to Mortgagor unless within such 30-day period Mortgagor shall assume as an Obligation hereunder the payment of any tax so imposed until full payment of the Indebtedness and such assumption shall be permitted by law.

                  24. Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been sufficiently given or served when served in the same manner as set forth for notices in the Credit Agreement.

                  25. No Oral Modification. This Mortgage may not be changed or terminated orally. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate mortgage, lien or encumbrance.

                  26. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Mortgage or in any provisions of the Indebtedness or Loan Documents, the obligations of Mortgagor and of any other obligor under the Indebtedness or Loan Documents shall be subject to the limitation that Mortgagee shall not charge, take or receive, nor shall Mortgagor or any other obligor be obligated to pay to Mortgagee, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Mortgagee.

                  27. Mortgagor's Waiver of Rights. To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt and

(iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created.

                  28. Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment of the Indebtedness and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Indebtedness and Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect Mortgagee's right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Mortgagee or to which either may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee. In no event shall Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rents, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a "mortgagee in possession," and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

                  29. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold or be the mortgagee of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Indebtedness upon other property in the State in which the Premises are located (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Indebtedness (including the Mortgaged Property), which action may be brought or consolidated in the courts of any county in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Mortgagee to extend the Indebtedness, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Mortgagor further agrees that if Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Indebtedness, or if Mortgagee shall have obtained a judgment of foreclosure or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue any foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage nor the exercise of any other rights hereunder nor the recovery of any judgment by Mortgagee in any such proceedings shall prejudice, limit or preclude Mortgagee's right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Real Estate is located) which directly or indirectly secures the Indebtedness, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other proceedings or exercise of any remedies in such proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other proceedings or any sale or action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Indebtedness (directly or indirectly) in the most economical and least time-consuming manner.

                  30. Successors and Assigns. All covenants of Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee and its respective successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in its sole discretion such waiver is deemed advisable. All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them) and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee, and its respective successors and assigns. The word "Mortgagor" shall be construed as if it read "Mortgagors" whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of the Mortgagors shall be joint and several.

                  31. No Waivers, etc. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the mortgagee of any subordinate mortgage or the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in anywise impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien or mortgage.

                  32. Governing Law, etc. This Mortgage shall be governed by and construed in accordance with the laws of the State in which the Premises are located, except that Mortgagor expressly acknowledges that by its terms the Credit Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to principles of conflict of law, and for purposes of consistency, Mortgagor agrees that in any in personam proceeding related to this Mortgage the rights of the parties to this Mortgage shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State, without regard to principles of conflict of law.

                  33. Waiver of Trial by Jury. Mortgagor and Mortgagee each hereby irrevocably and unconditionally waive trial by jury in any action, claim, suit or proceeding relating to this Mortgage and for any counterclaim brought therein.

                  34. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each

Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein," the word "Mortgagee" shall mean "Mortgagee or any successor Administrative Agent," the word "Notes" shall mean "the notes that may from time to time be given pursuant to the terms of the Credit Agreement or any other evidence of indebtedness secured by this Mortgage," the word "person" shall include any individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof.

                  35. Release of Lien. Upon payment in full of the Indebtedness, the termination of all Obligations under the Credit Agreement secured hereby and the compliance with the Obligations then required to be complied with, Mortgagee shall release the encumbrance of this Mortgage. If any of the Mortgaged Property shall be sold, transferred or otherwise disposed of by Mortgagor in a transaction expressly permitted by the Credit Agreement, then Mortgagee shall execute and deliver to Mortgagor (at the sole cost and expense of Mortgagor) all releases, reconveyances or other documents reasonably necessary or desirable for the release of such Mortgaged Property from the encumbrance of this Mortgage.

                  36. Conflict with Credit Agreement. In the event of any conflict or inconsistency between the terms and provisions of this Mortgage and the terms and provisions of the Credit Agreement, the terms and provisions of the Credit Agreement shall govern, other than with respect to Section 20(b) and
Section 33 of this Mortgage captioned "Governing Law, etc.". By their execution of the Credit Agreement, each Lender hereby agrees that it shall not have the right to institute any suit for enforcement of Notes or any other Indebtedness secured by this Mortgage or any other Security Document, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Mortgage or any other Security Document or impede or delay the enforcement of the Lien of this Mortgage or any other Security Document.

                  37. Future Advances. To the extent that this Mortgage secures future advances as contemplated by Minnesota Statutes Section 287.05, Subd. 5, the amount of such advances is not currently known. The acceptance of this Mortgage by the Mortgagee, however, constitutes an acknowledgment that the Mortgagee is aware of the provisions of Minnesota Statutes Section 287.05, Subd. 5, and intends to comply with the requirements contained therein. The representations contained in this Section 38 are made solely for the benefit of county recording authorities in determining the mortgage registry tax payable as a prerequisite to the recording of this Mortgage. Mortgagor acknowledges that such representations do not constitute or imply an agreement by the Mortgagee to make any future advances to Mortgagor, except pursuant to the Credit Agreement.

                  38. Revolving Credit Loans. A portion of the Indebtedness secured by this Mortgage is a revolving line of credit under which advances, payments and readvances may be made from time to time. The maximum aggregate amount of the line of credit secured by this Mortgage is $7,053,000 plus those amounts set forth in Section 2 hereof.

                  39. Non-Agricultural Use: Mortgagor represents and warrants that as of the date of this Mortgage the Mortgaged Property is not in agricultural use as defined in Minn. Statute Section 40A.02, Subd.3 and is not used for agricultural purposes.

                  40. Maturity Date. The latest obligation secured by this Mortgage matures on November 2, 2002.

                  This Mortgage has been duly executed by Mortgagor on the date first above written.


                                             TELEX COMMUNICATIONS, INC.


                                               By:  /s/ JOHN A. PALLESCHI
                                                    ------------------------
                                                    Name:  John A. Palleschi
                                                    Title:    Vice President

STATE OF NEW YORK          )
                           )
COUNTY OF NEW YORK         )


                  The foregoing instrument was acknowledged before me this 5th day of May, 1997, by John A. Palleschi , the Vice President of TELEX COMMUNICATIONS, INC., a Delaware corporation, on behalf of such corporation.


                                                 /s/ MARIANNA M. ESPOSITO
                                                 ------------------------
                                                       Notary Public
                                                      [Notarial Stamp]

                                    EXHIBIT A

                                Legal Description

                           Lincoln, Lancaster Cty., NE

                            [See attached Schedule A]

                                                8601 Cornhusker Highway
                                                Lincoln, NE 68505
                                                Lancaster County



                                   Schedule A

                                Legal Description

LOT THIRTY (30) OF IRREGULAR TRACTS IN THE SOUTHWEST QUARTER (SW 1/4) OF SECTION 35, TOWNSHIP 11 NORTH, RANGE 7 EAST OF THE 6TH P.M., LANCASTER COUNTY, NEBRASKA, MORE PARTICULARLY DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTH 1/16 CORNER OF THE SOUTHWEST QUARTER OF SAID SECTION 35, THE POINT OF BEGINNING, THENCE NORTH 00 DEGREES 00 MINUTES 2549 FEET, THENCE SOUTHWESTERLY ALONG THE R.O.W. LINE OF U.S. HIGHWAY NO. 6 AT THE BEARING OF SOUTH 54 DEGREES 47 MINUTES WEST 1200.8 FEET, TO A POINT IN STEVENS CREEK, THENCE SOUTHEASTERLY ALONG STEVENS CREEK AT A BEARING OF SOUTH 43 DEGREES 10 MINUTES EAST 289.8 FEET; THENCE SOUTHEASTERLY AT A BEARING OF SOUTH 2 DEGREES 10 MINUTES EAST 185.0 FEET; THENCE SOUTHWESTERLY AT A BEARING OF SOUTH 25 DEGREES 20 MINUTES WEST 80.00 FEET; THENCE SOUTHEASTERLY AT A BEARING OF SOUTH 14 DEGREES 40 MINUTES EAST 127.0 FEET; CONTINUING SOUTHEASTERLY AT A BEARING OF SOUTH 64 DEGREES 11 MINUTES EAST 388.0 FEET; THENCE SOUTHWESTERLY AT A BEARING SOUTH 16 DEGREES 4 MINUTES WEST 92 FEET, CONTINUING SOUTHWESTERLY AT A BEARING OF SOUTH 74 DEGREES 49 MINUTES WEST 117 FEET, CONTINUING SOUTHWESTERLY AT A BEARING OF SOUTH 25 DEGREES 50 MINUTES WEST 144 FEET, THENCE SOUTHEASTERLY AT BEARING OF SOUTH 21 DEGREES 40 MINUTES EAST 123 FEET, CONTINUING SOUTHEASTERLY AT A BEARING OF SOUTH 59 DEGREES 24 MINUTES EAST 143 FEET, CONTINUING SOUTHEASTERLY AT A BEARING OF SOUTH 23 DEGREES 24 MINUTES EAST 328 FEET; THENCE SOUTHWESTERLY AT A BEARING OF 36 DEGREES 6 MINUTES WEST 447 FEET; THENCE EAST AT A BEARING NORTH 89 DEGREES 54 MINUTES EAST 593.4 FEET, ALONG THE SOUTH LINE OF SAID SECTION 35 TO THE POINT OF BEGINNING, EXCEPT THE FOLLOWING DESCRIBED TRACTS OF LAND: COMMENCING AT THE SOUTHEAST CORNER OF SAID WEST HALF OF THE SOUTHWEST QUARTER; THENCE WESTERLY ALONG THE SOUTH LINE OF SAID WEST HALF OF THE SOUTHWEST QUARTER, A DISTANCE OF 390 FEET, TO THE POINT OF BEGINNING; THENCE CONTINUING WESTERLY, ALONG THE LAST DESCRIBED COURSE, A DISTANCE OF 179.33 FEET; THENCE NORTHEASTERLY, ALONG THE CENTERLINE OF STEVENS CREEK A DISTANCE OF 45.9 FEET; THENCE EASTERLY, 37.0 FEET NORTHERLY OF AND PARALLEL WITH THE SOUTH LINE OF SAID WEST HALF OF THE SOUTHWEST QUARTER, A DISTANCE OF 152.23 FEET; THENCE SOUTHERLY, A DISTANCE OF 37.0 FEET, TO THE POINT OF BEGINNING; ALSO EXCEPT THE FOLLOWING DESCRIBED TRACT OF LAND:

COMMENCING AT THE NORTHWEST CORNER OF THE SAID WEST HALF OF THE SOUTHWEST QUARTER, THENCE EASTERLY, ALONG THE NORTH LINE OF SAID WEST HALF OF THE SOUTHWEST QUARTER, A DISTANCE OF 1305.92 FEET; THENCE SOUTHERLY, ON AN ANGLE OF 90 DEGREES 08 MINUTES RIGHT, A DISTANCE OF 86.99 FEET, TO THE POINT OF BEGINNING; THENCE CONTINUING SOUTHERLY, ALONG THE LAST DESCRIBED COURSE, A DISTANCE OF 18.37 FEET; THENCE SOUTHWESTERLY ON AN ANGLE OF 54 DEGREES 44 MINUTES RIGHT, A DISTANCE OF 547.81 FEET; THENCE SOUTHWESTERLY, ON AN ANGLE OF 2 DEGREES 52 MINUTES RIGHT, A DISTANCE OF 300.37 FEET, TO A POINT ON THE SOUTHEASTERLY HIGHWAY 6 RIGHT-OF-WAY LINE; THENCE NORTHWESTERLY, ON AN ANGLE OF 177 DEGREES 08 MINUTES RIGHT A DISTANCE OF 858.42 FEET TO THE POINT OF BEGINNING.

                                    EXHIBIT B

                                Title Commitment

                           Lincoln, Lancaster Cty., NE

Title Commitment No. C-71083, redated as of the date hereof, prepared by Chicago Title Insurance Company.

                                    AFFIDAVIT

STATE OF NEW YORK                   )
                                    )    ss.
COUNTY OF NEW YORK                  )


                  John A. Palleschi, being first duly sworn upon oath, depose and says that he/she is the Vice President of Telex Communications, Inc., a Delaware corporation, and that to the best of his/her knowledge, Telex Communications, Inc., formerly TCI Acquisition Corp., a Delaware corporation is the owner of record of the following described real estate, to-wit:

                  See EXHIBIT "A" attached hereto and made a part hereof.

and that Telex Communications, Inc., a Delaware corporation, is now in possession thereof.

                  This Affidavit is made solely for the benefit of Chicago Title Insurance Company ("Chicago Title"), and no person or entity other than Chicago Title shall have or acquire any rights under or by reason of this Affidavit.

                  This Affidavit is given upon this condition that upon delivery to Chicago Title of a corrective deed from Telex Communications, Inc. to TCI Acquisition Corp. with the legal description attached hereto as EXHIBIT "A" to correct the legal description contained in that certain Special Warranty Deed, dated May 22, 1989, recorded May 30, 1989 as instrument number 89-14109 in the real estate records of Lancaster County, all rights of Chicago Title under this Affidavit shall terminate.

                                                        /s/ JOHN A. PALLESCHI



         Subscribed and sworn to before me this 5 day of May, 1997.


                                                        /s/ MARIANNA M. ESPOSITO
                                                              Notary Public
                                                             [Notarial Stamp]

                                                         8601 Cornhusker Highway
                                                         Lincoln, NE 68505
                                                         Lancaster County



                                   Schedule A

                                Legal Description

LOT THIRTY (30) OF IRREGULAR TRACTS IN THE SOUTHWEST QUARTER (SW 1/4) OF SECTION 35, TOWNSHIP 11 NORTH, RANGE 7 EAST OF THE 6TH P.M., LANCASTER COUNTY, NEBRASKA, MORE PARTICULARLY DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTH 1/16 CORNER OF THE SOUTHWEST QUARTER OF SAID SECTION 35, THE POINT OF BEGINNING, THENCE NORTH 00 DEGREES 00 MINUTES 2549 FEET, THENCE SOUTHWESTERLY ALONG THE R.O.W. LINE OF U.S. HIGHWAY NO. 6 AT THE BEARING OF SOUTH 54 DEGREES 47 MINUTES WEST 1200.8 FEET, TO A POINT IN STEVENS CREEK, THENCE SOUTHEASTERLY ALONG STEVENS CREEK AT A BEARING OF SOUTH 43 DEGREES 10 MINUTES EAST 289.8 FEET; THENCE SOUTHEASTERLY AT A BEARING OF SOUTH 2 DEGREES 10 MINUTES EAST 185.0 FEET; THENCE SOUTHWESTERLY AT A BEARING OF SOUTH 25 DEGREES 20 MINUTES WEST 80.00 FEET; THENCE SOUTHEASTERLY AT A BEARING OF SOUTH 14 DEGREES 40 MINUTES EAST 127.0 FEET; CONTINUING SOUTHEASTERLY AT A BEARING OF SOUTH 64 DEGREES 11 MINUTES EAST 388.0 FEET; THENCE SOUTHWESTERLY AT A BEARING SOUTH 16 DEGREES 4 MINUTES WEST 92 FEET, CONTINUING SOUTHWESTERLY AT A BEARING OF SOUTH 74 DEGREES 49 MINUTES WEST 117 FEET, CONTINUING SOUTHWESTERLY AT A BEARING OF SOUTH 25 DEGREES 50 MINUTES WEST 144 FEET, THENCE SOUTHEASTERLY AT BEARING OF SOUTH 21 DEGREES 40 MINUTES EAST 123 FEET, CONTINUING SOUTHEASTERLY AT A BEARING OF SOUTH 59 DEGREES 24 MINUTES EAST 143 FEET, CONTINUING SOUTHEASTERLY AT A BEARING OF SOUTH 23 DEGREES 24 MINUTES EAST 328 FEET; THENCE SOUTHWESTERLY AT A BEARING OF 36 DEGREES 6 MINUTES WEST 447 FEET; THENCE EAST AT A BEARING NORTH 89 DEGREES 54 MINUTES EAST 593.4 FEET, ALONG THE SOUTH LINE OF SAID SECTION 35 TO THE POINT OF BEGINNING, EXCEPT THE FOLLOWING DESCRIBED TRACTS OF LAND: COMMENCING AT THE SOUTHEAST CORNER OF SAID WEST HALF OF THE SOUTHWEST QUARTER; THENCE WESTERLY ALONG THE SOUTH LINE OF SAID WEST HALF OF THE SOUTHWEST QUARTER, A DISTANCE OF 390 FEET, TO THE POINT OF BEGINNING; THENCE CONTINUING WESTERLY, ALONG THE LAST DESCRIBED COURSE, A DISTANCE OF 179.33 FEET; THENCE NORTHEASTERLY, ALONG THE CENTERLINE OF STEVENS CREEK A DISTANCE OF 45.9 FEET; THENCE EASTERLY, 37.0 FEET NORTHERLY OF AND PARALLEL WITH THE SOUTH LINE OF SAID WEST HALF OF THE SOUTHWEST QUARTER, A DISTANCE OF 152.23 FEET; THENCE SOUTHERLY, A DISTANCE OF 37.0 FEET, TO THE POINT OF BEGINNING; ALSO EXCEPT THE FOLLOWING DESCRIBED TRACT OF LAND:

COMMENCING AT THE NORTHWEST CORNER OF THE SAID WEST HALF OF THE SOUTHWEST QUARTER, THENCE EASTERLY, ALONG THE NORTH LINE OF SAID WEST HALF OF THE SOUTHWEST QUARTER, A DISTANCE OF 1305.92 FEET; THENCE SOUTHERLY, ON AN ANGLE OF 90 DEGREES 08 MINUTES RIGHT, A DISTANCE OF 86.99 FEET, TO THE POINT OF BEGINNING; THENCE CONTINUING SOUTHERLY, ALONG THE LAST DESCRIBED COURSE, A DISTANCE OF 18.37 FEET; THENCE SOUTHWESTERLY ON AN ANGLE OF 54 DEGREES 44 MINUTES RIGHT, A DISTANCE OF 547.81 FEET; THENCE SOUTHWESTERLY, ON AN ANGLE OF 2 DEGREES 52 MINUTES RIGHT, A DISTANCE OF 300.37 FEET, TO A POINT ON THE SOUTHEASTERLY HIGHWAY 6 RIGHT-OF-WAY LINE; THENCE NORTHWESTERLY, ON AN ANGLE OF 177 DEGREES 08 MINUTES RIGHT A DISTANCE OF 858.42 FEET TO THE POINT OF BEGINNING.




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